EXHIBIT 10.24

AMENDMENT TO THE
BROADRIDGE EXECUTIVE RETIREMENT AND SAVINGS PLAN

Pursuant to Section 12 of the Broadridge Executive Retirement and Savings Plan (the “Plan”), the Plan is hereby amended as follows, effective January 1, 2015:

1.	Section 1.30 – Section 1.30 of the Plan is amended by adding “the 401(k) Plan is” immediately before “the Broadridge Financial Solutions, Inc. Retirement Savings Plan” in the final sentence thereof.

2.	Section 1.41 – Section 1.41 of the Plan is amended by striking “any Participant who is determined to be” in the first sentence thereof and by adding the following new sentence to the end thereof.
“’Notwithstanding the foregoing, all Participants shall be deemed to be “specified employees” within the meaning of Code Section 409A(a)(2)(B)(i) and the Treasury Regulations thereunder.’”

3.    Section 3.4 – Section 3.4 of the Plan is amended to read as follows:

“3.4    Annual Company Restoration Matching Contribution Amounts. Subject to Section 3.10, a Participant’s Annual Company Restoration Matching Contribution Amount, if any, for a Plan Year shall be equal to the matching employer contribution the Company would have otherwise credited to the Participant’s account in the 401(k) Plan, assuming that the amount of Base Salary and Bonus deferred into the Plan for such Plan Year had instead been contributed to the 401(k) Plan (except that (i) a Participant must defer the maximum amount under the 401(k) Plan permitted under Code Section 402(g) (as may be adjusted from time to time) for the Plan Year to be eligible for an Annual Company Restoration Matching Contribution Amount and (ii) the Annual Company Restoration Matching Contribution Amount shall be determined as a set percentage (as set forth under the 401(k) Plan for a particular Plan Year, taking into account whether a Participant is a long service participant (as defined under the 401(k) Plan)) of the first six percent (6%) of Base Salary and Bonus (including the portion of a Participant’s Base Salary and Bonus that is deferred under the Plan) in excess of the lesser of (a) the limitation under Code Section 401(a)(17) (as may be adjusted from time to time) or (b) Compensation under the 401(k) Plan (excluding commissions) contributed pursuant to a deferral election under the Plan). The Participant’s Annual Company Restoration Matching Contribution Amount, if any, shall be credited to the Participant’s Annual Account on or around April 1st of the Plan Year following the Plan Year to which the Annual Company Restoration Matching Contribution Amount relates. The Plan shall be interpreted in a manner which is consistent with the anti‑conditioning rules under Section 401(k)(4) of the Code and election rules under Section 409A of the Code and Treasury Regulation Section 1.409A-2(a)(9).”

4.    Section 3.5 – Section 3.5 of the Plan is amended to read as follows:

“’3.5    Annual Company Restoration Basic Contribution Amounts. Subject to Section 3.10, a Participant’s Annual Company Restoration Basic Contribution Amount, if any, for a Plan Year shall be equal to the “employer non elective contribution” the Company would have otherwise credited to the Participant’s account in the 401(k) Plan, assuming that the amount of Base Salary and Bonus contributed by the Company into the Plan for such Plan Year had instead been contributed to the 401(k) Plan (except that the Annual Company Restoration Basic Contribution Amount shall be determined under a formula using the percentage of Base Salary and Bonus (including the portion of a Participant’s Base Salary and Bonus that is deferred under the Plan) in excess of the lesser of (a) the limitation under Code Section 401(a)(17) (as may be adjusted from time to time) or (b) Compensation under the 401(k) Plan (excluding commissions)). The Participant’s Annual Company Restoration Basic Contribution Amount, if any, shall be credited to the Participant’s Annual Account on or around April 1st of the Plan Year following the Plan Year to which the Annual Company Restoration Basic Contribution Amount relates. The Plan shall be interpreted in a manner which is consistent with the anti‑conditioning rules under Section 401(k)(4) of the Code and election rules under Section 409A of the Code and Treasury Regulation Section 1.409A-2(a)(9).’”

5.    Section 3.10 – Section 3.10 of the Plan is amended to read as follows:

“3.10    Company Transition Contribution Amount. Notwithstanding Sections 3.4 and 3.5, a United States based Employee of the Company or one of its subsidiaries who is in Executive Level E or Executive Level F and defers at least six percent (6%) of his Compensation under the 401(k) Plan to the 401(k) Plan and the Plan shall receive a Company transition contribution amount under the Plan equal to the greater of either (a) the sum of the Annual Company Restoration Matching Contribution Amount under Section 3.4 and the Annual Company Restoration Basic Contribution Amount under Section 3.5, or (b) the amount of the company matching credit under the Broadridge Financial Solutions, Inc. Executive Deferred Compensation Program for the 2014 calendar year. An individual who receives a Company transition contribution amount under this Section 3.10 shall not receive an Annual Company Restoration Matching Contribution Amount under Section 3.4 or an Annual Company Restoration Basic Contribution Amount under Section 3.5.”

This Amendment is hereby adopted by at least two of the following three corporate officers of Broadridge Financial Solutions, Inc. this 21st day of April, 2015.

/s/ Adam D. Amsterdam
Adam D. Amsterdam
General Counsel

/s/ James Young
James Young
Chief Financial Officer

/s/ Laura Matlin
Laura Matlin
Acting Chief Human Resources Officer